EXHIBIT 99.1 - PRESS RELEASE

BioLargo Provides Review of 2025 Accomplishments and Insights for Coming Year

Letter to stockholders

Westminster, CA – July 23, 2025 – BioLargo, Inc. (OTCQX:BLGO), a company that creates and commercializes sustainable technologies to solve tough environmental and cleantech challenges, today provided a mid-year review of its business highlights for 2025 and a commentary on its outlook for the coming year, in the form of letter to stockholders from the company’s President and CEO, Dennis P. Calvert, set forth below (and which can also be found at www.BioLargo.com/blog).

Read the letter to stockholders from Mr. Calvert below:

Dear Valued Stockholders,

As we advance into the second half of 2025, we extend our heartfelt thanks for your continued support and belief in BioLargo’s mission to create breakthrough solutions for a greater good while building value for our stockholders. This year, we are witnessing the culmination of years of strategic investment and R&D, with several of our business units approaching inflection points in the commercialization of the technology they were formed to develop and implement. We are pleased to provide a review of each subsidiary’s primary area of focus and share highlights of our company’s work to shape the future and drive value for its stakeholders.

In each case, it is important to remember that our investments in these technologies and companies have allowed us to develop a combination of validated technical claims and product features that we believe are unmatched in the marketplace. While they have inherent value, we know that to maximize our return on investment, we must advance them into commercial adoption and prove their market value in generating sales and profits. We have not wavered from this mission, and as a result have achieved a critical mass of financial resources, technical validations, product designs, and a highly qualified team to lead the charge forward. We firmly believe that the “harvest will be realized” as our pathway to generating substantial financial results is near at hand. Our low valuation creates a substantial buying opportunity that you should verify for yourself and is most certainly worth a deep dive. We will break each of our opportunities down in this letter, but we also highly encourage you to dig deeper, do your due diligence and know that we are fully committed to our success in realizing substantial value.

Clyra Medical — Entering the Next Stage of Commercialization

Our partially owned (52%) subsidiary Clyra Medical has invested years in research and development to create an unparalleled infection control and wound care product line that we believe will be transformative because of its performance and its patient-friendly, non-irritating formulation. We are confident that Clyra will make an impact for the greater good – the table is set, the mark is in sight, and we are marching towards the goal. How so?

In Q2, Clyra announced a series of sales and distribution agreements covering both U.S. and international markets. These agreements are expected to make Clyra’s products available for purchase by 6,100 hospitals, 6,300 ambulatory surgery centers and 2,200 specialty wound care clinics in the U.S. alone. With unmatched performance claims, it is rewarding to see these innovations now reaching the healthcare settings where they can begin saving lives and improving clinical outcomes in ways not previously possible.

Highlights for Clyra Medical include:

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Platform technology – advanced wound irrigation – is FDA-cleared for broad clinical applications, including chronic wounds and surgical procedures, and first product, Viaclyr, headed to market through an established distributor, including internationally.

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A second product, developed for a specific distribution partner, is progressing through final regulatory and logistical processes in preparation of its product launch, for which Clyra has spent considerable resources establishing at-scale manufacturing capable of producing over one million units annually. While the details we provide are intentionally limited to protect any competitive advantages prior to launch, the evidence of our persistence, diligence, care, precision and substantial investments are in plain sight.

●	Recent infusion of new capital of $3.3 million supports Clyra in its development efforts, scale operations, and to be prepared to meet demand.

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Clyra is developing additional products based on its FDA-approved platform technology, including wound gels, dental, nasal sprays, absorbent pads, negative pressure wound therapy, and aesthetic products.

Clyra continues to advance its selling propositions supporting future product-line expansion and opening doors to specialized vertical markets like military medicine and burn units.

Will it be worth the wait? To start, the market for Clyra’s innovations is significant: according to the CDC, there are over 50 million inpatient surgical procedures annually, 6 million of which arise from chronic wound care. Clyra’s products are highly differentiated and represent a potent solution for this significant market need. We have journeyed along this path for over a decade, invested our careers and substantial capital. We have survived when others fail. We have overcome an “army” of opposition. We now have leaders from industry with us, and Clyra is poised for massive success. Answer: “YES”.

Battery Technology — Transforming Energy Storage

Cellinity, our revolutionary battery technology, continues to gain traction with prospective joint venture partners around the world that want to manufacture and supply batteries that store electricity for municipalities, data centers, EV charging stations, and other critical uses. We believe Cellinity can fill the global need for “long duration energy storage” batteries that can be better than lithium (and other technologies) by dispensing electricity over longer periods of time, having a longer useful lifespan without performance degradation, that can be sourced domestically without rare-earth elements and scarce minerals, and that have a better performance and safety profile.

How will we get Cellinity to market? Through a business model that preserves our cash, generates revenues long before first battery sales, empowers others to take financial risk, and provides diverse and ongoing revenue streams for our company. We quaintly describe our business model as “sell factories, not batteries”. It contemplates a joint venture partner that hires BioLargo to engineer, design and build a factory to manufacture Cellinity batteries, licenses from BioLargo the right to make Cellinity batteries in exchange for an ongoing royalty on sales, contemplates BioLargo providing key components of the supply chain at a profit while retaining a 19% ownership of the joint venture entity formed to operate the factory.

This “sell factories, not batteries” business model has many benefits for our partners and for our company. It’s a strategy that preserves our cash, while empowering our joint venture partners to create locally financed projects, local employment, local economic development, local high-tech jobs, energy resilience, and dramatic wealth creation. It empowers each partner to sell Cellinity into the particular industrial market of their choice, like data centers and EV charging stations. We believe this is a globally scalable model which can fill a gap in a market that The Economist calls “clean energy’s next trillion dollar business” (see Clean Energy’s Next Trillion-Dollar Business, The Economist, Sept 2024).

In sum, we’re commercializing a breakthrough battery technology that addresses a massive global demand, backed by a highly appealing business model – making this a venture with significant financial upside.

We’ve had several important successes in the past year in our mission to develop and commercialize Cellinity batteries:

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Built and tested prototype battery cells, verifying the technology’s original claims of high energy density and voltage, capacity retention over many cycles, and safety (no runaway fire risk) when subjected to physical damage.

●	Third-party validation of many of Cellinity battery cells’ key advantages for use in grid-scale energy storage by U.S. BESS Corp, an expert provider of advanced energy storage solutions.

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Signed four memoranda of understanding (MOUs) with prospective joint venture partners interested in building and operating Cellinity battery factories as part of the company’s business model to “sell factories, not batteries”. These prospective JV partners as well as a growing list of prospects are highly varied, and include large industrial infrastructure developers, industrial real estate developers, data center developers, energy developers and even governments. For some, it’s about economic development, benefits to local workforces, and grid and energy resiliency for their communities or constituents, and for some they’re attracted to the potential financial upside.

The next step will be definitive contracts with our current prospective joint venture partners to start project development of the first factories, with us taking the role as project manager and engineer, generating revenue from the outset for these services. Each factory will cost over $100 million to build and will have the capacity to generate $500 million in revenue annually, and a handsome profit for all the parties involved for years to come.

Feedback from the market and potential joint venture partners reinforces our conviction that no other battery technology can match Cellinity’s claim-set for grid-scale energy storage.

And, as we work to establish joint ventures to build factories, our engineers continue work advancing the battery technology and design to the container-sized grid-scale battery that will ultimately be sold to industrial users.

Is all this worth it? Consider: it starts with a great technology and a great team, continues with a capital-conserving strategy that shifts financial and operational risk to others, and ends with solving one the most pressing problems facing the planet in what is being called the “next trillion-dollar business”. Economic incentives are robust in these areas and will play a key role in our success.

Answer: Yes, we know that we have a winner, and we target an enterprise value north of $2 billion. Time to get to work!

PFAS Treatment and other Water Treatment Technologies – From Pilot to Commercial Rollout

Our Aqueous Electrostatic Concentrator (AEC) technology removes per- and polyfluoroalkyl substances (PFAS) from water, the “forever chemicals” now subject to regulation under the Safe Drinking Water Act. We’re excited to give an update on our efforts to commercialize the technology and will continue to do so as more projects are secured.

With stricter state and federal mandates taking effect and the seemingly never-ending litigation against polluters, demand for reliable, cost-effective PFAS removal is steadily growing. Our technology is well positioned in this increasingly stringent regulatory environment because of its broad-spectrum capabilities (it captures all PFAS species tested), its low waste-byproduct production (waste increases costs and regulatory complications for operators), and its low operating costs compared to incumbent technologies like carbon filtration.

Our team has developed an integrated “full-service” water treatment package, combining AEC technology with engineering design, installation, destruction of PFAS, field testing and maintenance capabilities – offering clients a true turnkey solution that can generate revenue for BioLargo earlier in a project’s lifespan.

Key progress this year includes:

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The company’s first paid PFAS treatment project in New Jersey is well underway, with an AEC unit ready for installation and awaiting completion of construction of the treatment facility by the project’s general contractor. Once installed, our team will deliver the AEC, complete installation and testing, and work with regulators to complete commissioning.

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Advancing the claims by running bench-scale pilot programs confirming that the AEC can remove PFAS to below 4 parts per trillion, beating the new EPA health advisory levels; confirming that the AEC can reduce salts and other ions, opening the door to additional applications for municipalities and industrial facilities with varying water quality challenges; and confirming removal of “ultrashort” PFAS molecules from water, an extremely rare capability in the water industry, further differentiating the technology against the competition.

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The technology was also successfully bench-scale piloted for multiple Fortune 500 level industrial clients for treatment of wastewater, with the potential to lead to on-site piloting and full-scale projects.

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Commenced “alpha testing” of a mobile test kit that detects PFAS levels in minutes without the need to send water samples to a lab, developed by Verralize, Inc., an innovator of next-generation water testing technologies. Able to give an operator instant feedback on water quality, we believe Verralize’s test kits will enhance BioLargo’s PFAS treatment service offerings and offer opportunities for co-marketing and distribution.

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Recently started working with a large international water treatment technology company. The two companies have agreed to work together to serve a specific client project, creating a new potential selling channel for BioLargo’s PFAS treatment technologies and gaining access to the partner’s treatment equipment and components. Additional teaming agreements with industry leaders to expand our market reach are in discussion and expected to be engaged.

While it has taken a long time for BioLargo to achieve success in the water treatment industry, our work has resulted in the company achieving recognition for its role in technology innovation and thought leadership, culminating in our PFAS technology leaders routinely being engaged as expert speakers and trainers for the industry, as well as the appointment of BioLargo’s CEO to the U.S. Department of Commerce International Trade Administration’s Environmental Technologies Trade Advisory Committee (ETTAC) and as Chairman of its Enabling Innovative Technologies (EIT) subcommittee. (See https://www.trade.gov/ettac for more info.)

Our work with Garratt Callahan (with whom we have co-developed a technology that enables reuse of cooling tower water, e.g. at data centers) is also continuing as we support selling and business development on their part. We remain confident that we will find success together despite the significant delay on this front.

Is it worth it? Consider that this is important work for mankind and that most of the heavy investment lift is done. We control 100% of the equity created in this subsidiary. We need to continue to support deal making with partners, and support sales and marketing as we show up to compete for work and advance the market acceptance of our innovation and technical solutions, that naturally comes with proof in the field over time. We can contract for manufacturing when our volumes start to grow beyond our current infrastructure. So, given the relatively low investment requirements and the global scale of the PFAS remediation industry that arguably has a 50-year market run ahead: YES, we target an enterprise valuation of north of $1 billion and believe that we will have ample partnership or exit opportunities along the way to lessen our risk and generate a handsome return for our stockholders.

ONM Environmental and Private Label Products

Our financial statements have shown an increase in accounts receivable and a decrease in cash and cash equivalents since June 30, 2024, and decreasing revenue since a peak in the second quarter of 2024. These changes resulted directly from a decrease in sales of private-labeled pet-odor control products under the brand Pooph, and that same customer’s increase in time between invoice and payment. As a result, we have increased our financing activities to ensure we had available cash to meet operational obligations. As we have secured capital by utilizing our equity line, those shares are sold into the market. The uses of the line is limited in scope and volume, but nonetheless can put downward pressure on our stock price. Given our careful use of this instrument in the past, we wish to assure our stockholders that we are judicious and intend to reduce this activity as soon as we are able. These dynamics have contributed to downward pressure on our stock price, and as predicted in our first quarter report, we expect to report results consistent with these trends for the second quarter. The good news is that we have been able to establish a payback arrangement of the amounts owed to us, including interest on outstanding balances, and believe we have mitigated most of our go-forward credit risk with careful inventory management and cooperation by Pooph, Inc. and its team. Further, Pooph recently launched new advertising campaigns as part of a renewed sales push. We remain optimistic that Pooph has turned the corner towards a renewed growth effort, and we continue to work in close coordination with their team to ensure their success. Nonetheless, we remain optimistic that as progress continues across our other business segments, the downward pressure on our stock price will be mitigated. If and when Pooph re-establishes its growth trajectory, we can win even bigger with the Pooph team. In either scenario the pressure on our stock and company should lessen as we move ahead.

Is it worth it? Consider: We have turned a relatively obscure difficult market into a high growth and high-profile product category that has established a national following and generated meaningful sales and cash flow in the past. We need this business to stabilize with our distribution partner and grow. We plan to do everything we can to assist. So, time will tell and in mean time, we manage risk carefully and hope for the best.

Engineering & Environmental Services – Expanding Our Reach

Our engineering division – BioLargo Engineering, Science & Technologies (BLEST) – showed Q1 revenue growth while also providing vital support for our technology commercialization efforts. In the first quarter of 2025, BLEST’s revenues grew 152% year over year, driven by strong demand for its comprehensive environmental engineering services.

Key growth drivers for BLEST include:

●	Fence-to-fence air quality services contracts with several U.S. Air Force bases continue to be a significant source of ongoing engineering services revenue.

●	Expansion into industrial wastewater treatment and odor control, with new contracts from food processing and manufacturing facilities across the Southeast U.S.

●	Growth in regulatory permitting and compliance services, helping clients navigate increasingly complex environmental regulations.

●	Cross-selling opportunities with our PFAS and odor control technologies, reinforcing BioLargo’s integrated value proposition.

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We are actively engaged with clients developing scope of work and budgeting for several significant projects. While not finalized, our clients indicated that they are likely to proceed. As a summary consider:

o	Pilot-scale plant at an industrial facility with a potential contract value exceeding $1 million.

o	Project to develop technology for converting natural gas into valuable materials potentially worth $1 million.

o	Ongoing or upcoming engagements that include industrial process improvements, prototyping of new thermal systems, and a multimillion-dollar proposal for seawater desalination byproduct utilization.

o	Project to develop a leachate treatment system for a client has progressed from bench-scale studies to plans for an on-site pilot, potentially leading to a $3 million full-scale system.

BLEST’s strong performance not only helps provide stable cash flow but also deepens our relationships with large municipal and industrial customers, creating synergies that benefit our technology divisions.

Is it worth it? Consider: Back in 2017 when we added the engineering team to our company, the market expressed considerable doubt. Time has proven how fundamentally the engineering team has strengthened our company – it supports implementation of our core technologies, creates opportunities for new innovations, all while growing its top line revenue along the way to carry the infrastructure. Answer: one of the smartest moves we ever made!

Our Vision – A Robust, Diversified Growth Platform

We are intentionally building a diversified portfolio where each business unit – advanced medical, energy storage, water treatment, odor control, and engineering services – can thrive individually while contributing to BioLargo’s collective growth.

Our diversification strategy has proven especially wise over the past two quarters as we continue to advance our commercial efforts into meaningful and high growth business opportunities like Clyra and our Cellinity battery technology.

Our business model leverages our core competency of science and engineering while it reduces risk through diversification, creates multiple paths to revenue, and maximizes shareholder value. We believe that our solution in each of these verticals has the potential to be a market leader in its own right, and together they embody our mission to solve some of the world’s toughest challenges with sustainable innovation.

Thank You for Your Support

We enter this next phase with optimism and determination. Our technologies are no longer simply in development – they are actively entering markets, generating revenue, and impacting lives.

We often hear the phrase from investors, “BioLargo has four shots on goal, just imagine if one goes in”, and we believe this demands a strong correction. We believe fully that each of these commercial endeavors will find significant commercial success and add value to our stockholders.

Your continued trust enables us to drive this transformation forward. We remain steadfast in our commitment to transparency, operational excellence, and creating long-term value for all our stakeholders.

As always, be sure to refer to our most recent quarterly and annual reports on forms 10-Q and 10-K for the most complete information about our company: www.biolargo.com/sec-filings.

Thank you for being part of the BioLargo journey. Together, we are building a future defined by innovation, purpose, and shared success.

Sincerely,

Dennis P. Calvert

President & CEO, BioLargo, Inc.

About BioLargo, Inc.

BioLargo, Inc. (OTCQX:BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, enable energy-efficiency and safe on-site energy storage, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.